As filed with the Securities and Exchange Commission on July 15, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Monster Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3906555
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
622 Third Avenue
New York, New York 10017
(Address of Principal Executive Offices)
MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Michael C. Miller
Executive Vice President, General Counsel & Secretary
622 Third Avenue
New York, NY 10017
(212) 351-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Martin Nussbaum, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered(1)	share(2)	price(2)	registration fee(3)
Common Stock, par value $0.001 per share (“Common Stock”)	5,750,000	$13.41	$77,107,500	$8,953

(1)	This Registration Statement covers 5,750,000 additional shares of Common Stock of Monster Worldwide, Inc. (the “Company”) available for issuance pursuant to awards under the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable pursuant to awards by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(2)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $13.41, based on the average of the high sales price ($13.74) and the low sales price ($13.07) per share of the Common Stock as reported on the New York Stock Exchange on July 14, 2011.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. A Registration Statement on Form S-8 has been filed previously by the Company on June 5, 2008 (File No. 333-151430) and on June 24, 2009 (File No. 333-160196) covering shares of Common Stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY STATEMENT
Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 filed previously by the Company on June 5, 2008 (File No. 333-151430) and the Registration Statement on Form S-8 filed previously by the Company on June 24, 2009 (File No. 333-160196) are incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Company to register an additional 5,750,000 shares of Common Stock which may be awarded under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Description
5.1	Opinion of Dechert LLP

15.1	Letter from BDO USA, LLP regarding unaudited interim consolidated financial statements

23.1	Consent of BDO USA, LLP

23.2	Consent of Dechert LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1
Monster Worldwide, Inc. 2008 Equity Incentive Plan, as amended as of April 26, 2011 (filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2011 and incorporated herein by reference)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this 15th day of July, 2011.

MONSTER WORLDWIDE, INC. (Registrant)
Dated: July 15, 2011	By:	/s/ SALVATORE IANNUZZI
Salvatore Iannuzzi
Chairman, President and Chief Executive Officer (principal executive officer)

Dated: July 15, 2011	By:	/s/ JAMES M. LANGROCK
James M. Langrock
Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes Salvatore Iannuzzi and James M. Langrock, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SALVATORE IANNUZZI Salvatore Iannuzzi	Chairman, President and Chief Executive Officer (principal executive officer)	July 15, 2011

/s/ JAMES M. LANGROCK James M. Langrock	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 15, 2011

/s/ JOHN GAULDING John Gaulding	Director	July 15, 2011

/s/ EDMUND P. GIAMBASTIANI, JR. Edmund P. Giambastiani, Jr.	Director	July 15, 2011

Director
Cynthia P. McCague

/s/ JEFFREY F. RAYPORT Jeffrey F. Rayport	Director	July 15, 2011

/s/ ROBERTO TUNIOLI Roberto Tunioli	Director	July 15, 2011

/s/ TIMOTHY T. YATES Timothy T. Yates	Director	July 15, 2011